SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported) : January 14, 2005

                         Commission File No. 2-95836-NY



                           GOLDTECH MINING CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                                             13-3250816
-------------------------------                 ------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)



              3-11 Bellrose Drive, Suite 313, St. Alberta, T8N-5C9
              -----------------------------------------------------
                    (Address of principal executive offices)

                                 (780) 498-2289
                            (Issuer telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below).

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) uner the Exchange Act (17 CFR 240.14d-2(b)).

Item. 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers


On January 14, 2005, Ronald Shaver was elected to the Board of Directors to fill a vacancy and appointed Vice President. Mr. Shaver has 14 years experience in engineering, finance and management consulting for public companies. Mr. Shaver has a B.S. in Civil Engineering from Kansas University and an M.B.A in Finance from C.W. Post, Long Island University. It is not anticipated that Mr. Shaver will serve on any committee of the Board of Directors.

Mr. Shaver had previously served as a consultant to Goldtech Mining Corporation through S-2 Consulting for which services S-2 Consulting received 200,000 shares of common stock of the Company.

On January 4, 2005, Ralph Jordan resigned as Chairman of the Board, but will continue as a director and member of the audit committee. Replacing Mr. Jordan as Chairman is Tracy Kroeker, one of the existing directors. Ms. Kroeker was also elected corporate secretary - treasurer. Nancy Egan and Jack Laskin have also resigned as directors.

Item. 8.01 Other Events


The address of the corporation has changed. The new address is 3-11 Bellrose Drive, Suite 313, St. Albert, Alberta T8N-5C9. The new corporate phone number is
(780) 498-2289.At the upcoming annual meeting of shareholders, the board of directors will propose a corporate name change to Quantum Mining Corporation.

                                   Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.





                               GOLDTECH MINING CORPORATION


     January 19, 2005
                                /s/ Tracy Kroeker
                               ----------------------------------
                               Tracy Kroeker, Chairman & CEO